UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2007

FIRST INDIANA CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-14354

(Commission file number)

35-1692825

(I.R.S. Employer

Identification No.)

135 NORTH PENNSYLVANIA STREET

SUITE 2800

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 269-1200

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. Material Modification to Rights of Security Holders.

On July 8, 2007, the Board of Directors of First Indiana Corporation (“First Indiana”) adopted Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of November 14, 1997, as previously amended effective May 8, 2002 (the “Rights Agreement”). The Amendment relates to First Indiana’s preferred share purchase rights outstanding pursuant to the Rights Agreement. The general effect of the Amendment is to exclude from the definition of “Acquiring Person” Marshall & Ilsley Corporation (“M&I”), various affiliates of and parties related to M&I and persons who might otherwise qualify as “Acquiring Persons” as a result of the transactions contemplated by the Agreement and Plan of Merger among M&I, a wholly-owned subsidiary of M&I and First Indiana, or as a result of an agreement by any such persons to vote in favor of the merger contemplated by such Agreement and Plan of Merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

 (c) Exhibits

Exhibit No.	Description

4.1	Amendment No. 2 to Rights Agreement

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: July 11, 2007	By: /s/ Reagan K. Rick
Reagan K. Rick
General Counsel and Secretary

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